SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 21, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)
300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 7.01 Regulation FD Disclosure.
On December 21, 2006, First Financial Bancorp. issued a press release that announced expected fourth quarter 2006, diluted earnings per share to be between $0.01 and $0.03 due to charges associated with its transition and higher loan loss provision. First Financial Bancorp also announced full year 2007 earnings estimates of between $1.00 and $1.10 in diluted earnings per share.
First Financial Bancorp also disclosed other material items that will be recognized in the fourth quarter of 2006 as well as a loan sale that it anticipates closing in the first quarter of 2007.
A copy of the earnings press release is attached as Exhibit 99.1.
First Financial Bancorp does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.
Item 9.01 Exhibits.
The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
        (c)    Exhibit:
                99.1 First Financial Bancorp. Press Release dated December 21, 2006.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
	By:	/s/ J. Franklin Hall J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: December 21, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated December 21, 2006.